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                                                                      EXHIBIT 21

                                ROCK-TENN COMPANY

                        SUBSIDIARIES OF ROCK-TENN COMPANY

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NAME                                           JURISDICTION OF INCORPORATION
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
Alliance Display, LLC                                Delaware
Alliance Services Mexico, S. de R.L. de C.V.         Mexico
Alliance Rock-Tenn Mexico, S. de R.L. de C.V.        Mexico
Dominion Paperboard Products Ltd.                    Quebec, Canada
Groupe Cartem Wilco Inc.                             Quebec, Canada
GSD Packaging, LLC                                   Delaware
Ling Industries, Inc.                                Quebec, Canada
Ling Quebec, Inc.                                    Quebec, Canada
PCPC, Inc.                                           California
Rock-Tenn Canada Holdings II, Inc.                   Georgia
Rock-Tenn Canada Holdings, Inc.                      Georgia
Rock-Tenn Company of Canada                          Nova Scotia, Canada
Rock-Tenn Company of Illinois, Inc.                  Illinois
Rock-Tenn Company of Texas                           Georgia
Rock-Tenn Company, Mill Division, LLC                Tennessee
Rock-Tenn Converting Company                         Georgia
Rock-Tenn Financial, Inc.                            Delaware
Rock-Tenn Mill Company, LLC                          Georgia
Rock-Tenn Packaging and Paperboard, LLC              Georgia
Rock-Tenn Packaging Company                          Delaware
Rock-Tenn Partition Company                          Georgia
Rock-Tenn Real Estate, LLC                           Georgia
Rock-Tenn Services Inc.                              Georgia
Rock-Tenn Shared Services, LLC                       Georgia
RTS Embalajes de Argentina                           Argentina
RTS Embalajes De Chile Limitada                      Chile
RTS Empaques, S. De R.L. CV                          Mexico
RTS Packaging, LLC                                   Delaware
RTS Packaging Foreign Holdings, LLC                  Georgia
Waldorf Corporation                                  Delaware
Wilco Inc.                                           Quebec, Canada
9124-1232 Quebec Inc.                                Quebec, Canada
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